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                                                                    EXHIBIT 23.8

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related prospectus of LDDS Communications, Inc. and IDB Communications Group, Inc. and to the incorporation by reference therein of our reports dated July 29, 1994 and August 16, 1994 with respect to the combined financial statements of WilTel Network Services for the two years ended December 31, 1993 and the six months ended June 30, 1994 included in the Current Report on Form 8-K of LDDS Communications, Inc., dated August 22, 1994, filed with the Securities and Exchange Commission.


                                            /s/  ERNST & YOUNG LLP
                                            Ernst & Young LLP

Tulsa, Oklahoma

November 28, 1994